UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2025

Kairous Acquisition Corp. Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41155	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 39 Marina Bay Financial Centre Tower 2,

10 Marina Boulevard,

City Singapore 018983, Singapore

(Address of Principal Executive Offices)

+662-255-6851340

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
None	None	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 9, 2025, Kairous Acquisition Corp. (the “Company”) received confirmation from Continental Stock Transfer & Trust Company that the distribution of funds from the trust account to the holders of its publicly traded shares (the “Public Shares”) had been completed. The announcement to liquidate the trust account and distribute the shares was initially announced on July 1, 2025. As a result of the liquidation being effected as a return of funds, the holders of the Public Shares remain shareholders of the Company.

The Company also announced that its board of directors intends to seek an amendment to the Company’s charter to remove the obligation to liquidate and dissolve the Company, thereby allowing the Company to remain listed on the OTC Markets Group Inc. and pursue alternative opportunities. Such opportunities may include, without limitation, a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

The Company’s board of directors believes this structure provides certain benefits to the Company and all shareholders, including:

1.	The Company will continue to have a broader shareholder base, potentially providing greater liquidity in the shares than if the Public Shares had been redeemed and cancelled in connection with the trust distribution.

2.	Holders of Public Shares will have the opportunity to participate in the future of the Company as it pursues alternative opportunities.

In addition, the board of directors intends to cause the Company to file a Form 15 with the Securities and Exchange Commission to deregister its reporting obligations to the SEC. The board believes that deregistration will simplify the processes required to evaluate and consummate potential alternative opportunities.

The Company is currently in the early stages of evaluating a number of potential alternative opportunities. No assurances can be given that any transaction will be pursued or consummated.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAIROUS ACQUISITION CORP. LIMITED

Date: September 15, 2025	By:	/s/ Athiwat Apichote
	Name:	Athiwat Apichote
	Title:	Chief Executive Officer